EXHIBIT 23.7

                                    L.P. MARTIN & COMPANY
                                 A PROFESSIONAL CORPORATION
            MEMBERS             CERTIFIED PUBLIC ACCOUNTANTS                MEMBERS
        VIRGINIA SOCIETY OF          4132 INNSLAKE DRIVE             AMERICAN INSTITUTE OF
 CERTIFIED PUBLIC ACCOUNTANTS    GLEN ALLEN, VIRGINIA 23060      CERTIFIED PUBLIC ACCOUNTANTS

 LEE P. MARTIN, JR., C.P.A.         PHONE: (804) 345-2626            ROBERT C. JOHNSON, C.P.A.
 WILLIAM L. GRAHAM, C.P.A.           FAX: (804) 346-9311       LEE P. MARTIN, C.P.A. (1948-76)
 BERNARD G. KINZIE, C.P.A.
 W. BARCLAY BRADSHAW, C.P.A.


                         Independent Auditors' Report

The Board of Directors
Apple Suites, Inc.
Richmond, Virginia

     We consent to (1) the use of our report dated November 7, 1999 with respect to the balance sheets of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997 and the related statements of income, shareholders' equity and cash flows for the years then ended, (2) the use of our report dated November 7, 1999 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels (as described therein) as of December 31, 1998 and 1997 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, (3) the use of our report dated August 23, 1999 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels (as described therein) as of December 31, 1998 and 1997 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, and (4) the use of our report dated May 31, 2000 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels (as described therein) as of December 31, 1999 and 1998 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, for inclusion in a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple Suites, Inc., and to the references to our firm as "experts" therein.

                                        /s/ L.P. Martin & Co, P.C.

Richmond, Virginia
June 20, 2000